Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
     1) Registration Statement (Form S-4 No. 333-114587) of Technical Olympic USA, Inc.,
     2) Registration Statement (Form S-8 No. 333-99307) of Technical Olympic USA, Inc., and
     3) Registration Statement (Form S-4 No. 333-122450) of Technical Olympic USA, Inc.;
of our report dated March 1, 2006, except for the second paragraph of Note 6 footnote (b) as to which the date is March 9, 2006, and for Note 12 as to which the date is March 16, 2007, with respect to the consolidated financial statements and subsidiaries of Technical Olympic USA, Inc. and subsidiaries, and our report dated March 1, 2006 with respect to Technical Olympic USA, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Technical Olympic USA, Inc., included in this Form 10-K/A for the year ended December 31, 2005.

/s/ Ernst & Young LLP Certified Public Accountants

Miami, Florida
March 16, 2007